UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 21, 2013

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2013, First Financial Northwest, Inc. (the “Company”) announced that Victor Karpiak, President, Chief Executive Officer and a director of the Company, Chairman of the Board of Directors of the Company’s financial institution subsidiary, First Savings Bank Northwest (the “Bank”), and President, Chief Executive Officer and Chairman of the Board of the Company’s subsidiary, First Financial Diversified Corporation (“FFD”), will retire effective September 1, 2013 (the “Separation Date”).  Consistent with its management succession plan, the Company appointed Joseph W. Kiley III to serve as President and Chief Executive Officer of the Company.  Mr. Kiley has served as President and Chief Executive Officer of the Bank since September 17, 2012.  In addition, the Company appointed Richard P. Jacobson to serve as Chief Operating Officer and as a director of the Company.  Mr. Jacobson has served as Chief Financial Officer of the Company and the Bank since August 9, 2013.  Mr. Jacobson was also appointed as a director to the Bank’s Board of Director.  Finally, Gary F. Kohlwes, Chairman of the Company’s Board of Directors, was appointed Chairman of the Board of the Bank.  A copy of the press release announcing these management changes is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In connection with Mr. Karpiak’s retirement, the Company, the Bank and FFD entered into a Separation Agreement (“Agreement”) with Mr. Karpiak, which provides for the terms of his separation and severance from the Company, the Bank and FFD.  Under the Agreement, the Employment Agreement between Mr. Karpiak and the Bank and the Transition Agreement between Mr. Karpiak and the Company, Bank and FFD shall terminate as of the Separation Date.  The Agreement also provides that Mr. Karpiak will receive severance compensation in an amount of $181,106, which shall be paid until March 31, 2014 in equal amounts each payroll period in accordance with the Bank’s regular payroll practices.  In addition, the Agreement also provides that Mr. Karpiak shall receive, from the Separation Date until March 2014, substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) on the same terms as if he had not terminated employment.  The Agreement also provides that Mr. Karpiak will be fully vested in the benefit under his Executive Supplemental Retirement Plan upon the Separation Date.  Between the Separation Date and the March 31, 2014, Mr. Karpiak has agreed to be available to the Company, Bank and FFD for consultation by telephone, or upon reasonable request, in person.  The Agreement contains customary confidentiality, non-disparagement, cooperation, and release and waiver of claims provisions.  The foregoing description of the Separation Agreement is qualified in its entirety by reference to a copy of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

 The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1	Separation Agreement between Victor Karpiak and First Financial Northwest, Inc., First Savings Bank Northwest and First Financial Diversified Corporation
99.1	Press Release dated August 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: August 23, 2013	By:/s/Richard P. Jacobson
Richard P. Jacobson
Chief Financial Officer